Exhibit 23

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 1998 (except with respect to Note 11, as to which the date is April 7, 1998) included in Innotrac Corporation's Registration Statement on Form S-1 into this Registration Statement.



/s/  Arthur Andersen LLP
Atlanta, Georgia
October 21, 1998